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                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF MARCH 15, 2000



                                  BY AND AMONG

                        RICHMOND COUNTY FINANCIAL CORP.,

                        RICHMOND COUNTY ACQUISITION, INC.




                                       AND

                    SOUTH JERSEY FINANCIAL CORPORATION, INC.








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                                TABLE OF CONTENTS

                                                                        PAGE NO.

Introductory Statement........................................................1

ARTICLE I

      THE MERGER..............................................................1
      ----------
      Section 1.1. Structure of the Merger....................................1
                   -----------------------
      Section 1.2. Effect on Shares of South Jersey Common Stock..............2
                   ---------------------------------------------
      Section 1.3. Payment Procedures.........................................2
                   ------------------
      Section 1.4. Stock Options..............................................4
                   -------------
      Section 1.5. Effect on Shares of Acquisition Sub Stock..................5
                   -----------------------------------------
      Section 1.6. Certificate of Incorporation and Bylaws of the
                   ----------------------------------------------
                   Surviving Corporation......................................5
                   ---------------------
      Section 1.7. Directors and Officers of the Surviving Corporation........5
                   ---------------------------------------------------
      Section 1.8. Bank Merger................................................5
                   -----------
      Section 1.9. Alternative Structure......................................6
                   ---------------------
      Section 1.10. Dissenters' Rights........................................6
                    ------------------

ARTICLE II
      REPRESENTATIONS AND WARRANTIES..........................................7
      ------------------------------
      Section 2.1. Disclosure Letters; Standards..............................7
                   -----------------------------
      Section 2.2. Representations and Warranties of South Jersey.............7
                   ----------------------------------------------
      Section 2.3. Representations and Warranties of Richmond County.........24
                   -------------------------------------------------

ARTICLE III
      CONDUCT PENDING THE MERGER.............................................28
      --------------------------
      Section 3.1. Conduct of South Jersey's Business Prior to the
                   -----------------------------------------------
                   Effective Time............................................28
                  --------------
      Section 3.2. Forbearance by South Jersey...............................29
                   ---------------------------
      Section 3.3. Conduct of Richmond County's Business Prior to the
                   --------------------------------------------------
                   Effective Time............................................32
                   --------------

ARTICLE IV
      COVENANTS..............................................................32
      ---------
      Section 4.1. Acquisition Proposals.....................................32
                   ---------------------
      Section 4.2. Certain Policies and Actions of South Jersey..............34
                   --------------------------------------------
      Section 4.3. Access and Information....................................35
                   ----------------------
      Section 4.4. Certain Filings, Consents and Arrangements................37
                   ------------------------------------------
      Section 4.5. Antitakeover Provisions...................................37
                   -----------------------
      Section 4.6. Additional Agreements.....................................37
                   ---------------------
      Section 4.7. Publicity.................................................38
                   ---------
      Section 4.8. Stockholder Meeting.......................................38
                   -------------------
      Section 4.9. Proxy Statement...........................................38
                   ---------------
      Section 4.10.Notification of Certain Matters...........................39
                   -------------------------------
      Section 4.11.Employees, Directors and Officers.........................39
                   ---------------------------------
      Section 4.12.Indemnification...........................................41
                   ---------------
      Section 4.13.South Jersey Savings Charitable Foundation................43
                   ------------------------------------------

                                       ii

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ARTICLE V

      CONDITIONS TO CONSUMMATION.............................................43
       --------------------------
      Section 5.1. Conditions to Each Party's Obligations....................43
                   --------------------------------------
      Section 5.2. Conditions to the Obligations of Richmond County..........44
                   ------------------------------------------------
      Section 5.3. Conditions to the Obligations of South Jersey.............45
                   ---------------------------------------------

ARTICLE VI
      TERMINATION............................................................45
      -----------
      Section 6.1. Termination...............................................45
                   -----------
      Section 6.2. Effect of Termination.....................................46
                   ---------------------

ARTICLE VII
      CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME.............................47
      ------------------------------------------
      Section 7.1. Effective Date and Effective Time.........................47
                   ---------------------------------
      Section 7.2. Deliveries at the Closing.................................47
                   -------------------------

ARTICLE VIII
      CERTAIN OTHER MATTERS..................................................47
      ---------------------
      Section 8.1. Certain Definitions; Interpretation.......................47
                   -----------------------------------
      Section 8.2. Survival..................................................48
                   --------
      Section 8.3. Waiver; Amendment.........................................48
                   -----------------
      Section 8.4. Counterparts..............................................48
                   ------------
      Section 8.5. Governing Law.............................................48
                   -------------
      Section 8.6. Expenses..................................................48
                   --------
      Section 8.7. Notices...................................................48
                   -------
      Section 8.8. Entire Agreement; etc.....................................49
                   ---------------------
      Section 8.9. Successors and Assigns; Assignment........................50
                   ----------------------------------

Exhibit A - Stock Option Agreement
Exhibit B - Bank Merger Agreement

Exhibit C - Form of Consulting and Noncompetition Agreement

                                       iii

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                          AGREEMENT AND PLAN OF MERGER

                          ----------------------------

     This is an  AGREEMENT  AND  PLAN OF  MERGER,  dated  as of the  15th day of
March,2000 ("AGREEMENT"), by and among Richmond County Financial Corp., a Delaware corporation ("RICHMOND COUNTY"), Richmond County Acquisition, Inc., a Delaware corporation ("ACQUISITION SUB"), and South Jersey Financial Corporation, Inc., a Delaware corporation ("SOUTH JERSEY").

                             INTRODUCTORY STATEMENT

     The Board of Directors of each of Richmond County and South Jersey (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of Richmond County and South Jersey, respectively, and in the best interests of their respective stockholders and (ii) has approved, at meetings of each of such Boards of Directors, this Agreement.

     Concurrently with the execution and delivery of this Agreement and as a condition to Richmond County's willingness to enter into this Agreement, Richmond County and South Jersey have entered into a Stock Option Agreement (the "OPTION AGREEMENT") in the form attached hereto as Exhibit A.
                                                   ---------

     Richmond County and South Jersey desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

     Acquisition Sub has been organized as a wholly-owned subsidiary of Richmond County to facilitate the business combination contemplated by this Agreement.

     In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                    ARTICLE I

                                   THE MERGER

                                   ----------

            Section 1.1. Structure of the Merger. On the Effective Date (as
                         -----------------------
defined in SECTION 7.1), Acquisition Sub will merge with and into South Jersey ("MERGER"), pursuant to the provisions of, and with the effect provided in, the Delaware General Corporation Law ("DGCL"). Upon consummation of the Merger, the separate corporate existence of Acquisition Sub shall cease. South Jersey shall be the surviving corporation (hereinafter sometimes referred to in such capacity as the "SURVIVING CORPORATION") in the Merger and shall continue to be governed by the DGCL, and its separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The name of South

Jersey, as the Surviving Corporation in the Merger, shall be South Jersey Financial Corporation, Inc. From and after the Effective Time (as defined in
SECTION 7.1), South Jersey shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Acquisition Sub, all as more fully described in the DGCL.

            Section 1.2. Effect on Shares of South Jersey Common Stock.
                         ---------------------------------------------

            (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock, par value $.01 per share, of South Jersey ("SOUTH JERSEY COMMON STOCK") that is issued and outstanding at the Effective Time, other than Excluded Shares (as defined below), shall cease to be outstanding and shall be converted into and become the right to receive (subject to adjustment as described below) $20.00 in cash, without interest (the "MERGER CONSIDERATION").

                  "EXCLUDED SHARES" shall consist of (i) Dissenters Shares' (as defined in SECTION 1.10); (ii) shares held directly or indirectly by Richmond County (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) and (iii) shares held by South Jersey as treasury stock.

            (b) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. In addition, no Dissenters' Shares shall be converted into the Merger Consideration pursuant to this SECTION 1.2 but instead shall be treated in accordance with the procedures set forth in SECTION 1.10 of this Agreement.

            Section 1.3. Payment Procedures.
                         ------------------

            (a) Appropriate transmittal materials ("LETTER OF TRANSMITTAL") shall be mailed as soon as reasonably practicable after the Effective Time to each holder of record of South Jersey Common Stock as of the Effective Time. A Letter of Transmittal shall be deemed properly completed only if accompanied by certificates representing all shares of South Jersey Common Stock to be converted thereby.

            (b) At and after the Effective Time, each certificate ("SOUTH JERSEY CERTIFICATE") previously representing shares of South Jersey Common Stock (except as specifically set forth in SECTION 1.2) shall represent only the right to receive the Merger Consideration multiplied by the number of shares of South Jersey Common Stock previously represented by the South Jersey Certificate.

            (c) Prior to the Effective Time, Richmond County shall deposit, or shall cause to be deposited, in a segregated account with a bank or trust company selected by Richmond County and reasonably acceptable to South Jersey, which shall act as paying agent ("PAYING AGENT") for the benefit of the holders of shares of South Jersey Common Stock, for payment in

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accordance  with this  SECTION  1.3,  an amount  of cash  sufficient  to pay the aggregate Merger Consideration to be paid pursuant to SECTION 1.2.

            (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the South Jersey Certificates shall pass, only upon delivery of the South Jersey Certificates to the Paying Agent,
(ii) be in a form and contain any other provisions as Richmond County may reasonably determine and (iii) include instructions for use in effecting the surrender of the South Jersey Certificates in exchange for the Merger Consideration. Upon the proper surrender of the South Jersey Certificates to the Paying Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such South Jersey Certificates shall be entitled to receive in exchange therefor a check in the amount equal to the cash that such holder has the right to receive pursuant to SECTION 1.2. South Jersey Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Paying Agent shall issue a check as provided herein. If there is a transfer of ownership of any shares of South Jersey Common Stock not registered in the transfer records of South Jersey, the Merger Consideration shall be issued to the transferee thereof if the South Jersey Certificates representing such South Jersey Common Stock are presented to the Paying Agent, accompanied by all documents required, in the reasonable judgment of Richmond County and the Paying Agent, (x) to evidence and effect such transfer and (y) to evidence that any applicable stock transfer taxes have been paid.

            (e) From and after the Effective Time there shall be no transfers on the stock transfer records of South Jersey of any shares of South Jersey Common Stock. If, after the Effective Time, South Jersey Certificates are presented to Richmond County, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this SECTION 1.3.

            (f) Any portion of the aggregate amount of cash to be paid pursuant to SECTION 1.2 that remains unclaimed by the stockholders of South Jersey for six months after the Effective Time shall be repaid by the Paying Agent to Richmond County upon the written request of Richmond County. After such request is made, any stockholders of South Jersey who have not theretofore complied with this SECTION 1.3 shall look only to Richmond County for the Merger Consideration deliverable in respect of each share of South Jersey Common Stock such stockholder holds, as determined pursuant to SECTION 1.2 of this Agreement, without any interest thereon. If outstanding South Jersey Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of Richmond County (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Paying Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of South

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Jersey Common Stock for any amount  delivered to a public  official  pursuant to applicable abandoned property, escheat or similar laws.

            (g) Richmond County and the Paying Agent shall be entitled to rely upon South Jersey's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any South Jersey Certificate, Richmond County and the Paying Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

            (h) If any South Jersey Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such South Jersey Certificate to be lost, stolen or destroyed and, if required by the Paying Agent, the posting by such person of a bond in such amount as the Paying Agent may direct as indemnity against any claim that may be made against it with respect to such South Jersey Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed South Jersey Certificate the Merger Consideration deliverable in respect thereof pursuant to SECTION 1.2.

            Section 1.4. Stock Options.
                         -------------

            (a) Except as provided in SECTION 1.4(B), at the Effective Time, each option to acquire shares of South Jersey Common Stock (a "SOUTH JERSEY OPTION") granted pursuant to the South Jersey Financial Corporation, Inc. 2000 Stock Option Plan (the "SOUTH JERSEY OPTION PLAN") that is then outstanding and unexercised, whether or not then vested, shall be canceled, and in lieu thereof the holders of such options shall be paid in cash an amount equal to the product of (i) the number of shares of South Jersey Common Stock subject to such option at the Effective Time and (ii) the amount by which the Merger Consideration exceeds the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. In the event that the exercise price of a South Jersey Option is greater than the Merger Consideration, then at the Effective Time such South Jersey Option shall be canceled without any payment made in exchange therefor. At the Effective Time the South Jersey Option Plan shall be deemed terminated.

            (b) Robert J. Colacicco,  Gregory M. DiPaolo,  Jane E. Brode, Joseph
M. Sidebotham and Paul D. Wampler or any one or more of them may, by written notice to Richmond County received by Richmond County not less than the day that is two business days prior to the Closing Date (as defined in SECTION 7.1), elect to convert all or any portion of the South Jersey Options held by them into options ("RICHMOND COUNTY OPTIONS") to purchase shares of Richmond County's common stock, par value $.01 per share ("RICHMOND COUNTY COMMON STOCK"). Any such election shall identify the South Jersey Options to be converted into Richmond County Options and shall become irrevocable upon receipt by Richmond County of the notice of election. Any conversion pursuant to this SECTION 1.4(B) shall be effected by

                                        4

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issuing to the  electing  individual  Richmond  County  Options to purchase  the number of shares of Richmond County Common Stock equal to the product of (i) the number of shares of South Jersey Common Stock subject to the South Jersey Options being converted, and (ii) a fraction, the numerator of which is the per share Merger Consideration and the denominator of which is the average of the daily closing sales prices of a share of Richmond County Common Stock, as reported on the National Market System of the Nasdaq Stock Market, for the 15 consecutive trading days ending with the last trading day before the Effective Date (as defined in SECTION 7.1). The exercise price per share for each share of Richmond County Common Stock subject to a Richmond County Option issued under this SECTION 1.4(B) shall be equal to the product of the per share exercise price of the South Jersey Option being converted into such Richmond County Options multiplied by the reciprocal of the fraction described in SECTION 1.4(B)(II) above. Each such Richmond County Option (i) shall be exercisable and shall vest at the same time and on the same terms as the related South Jersey Options, except that the period during which the individual provides consulting services shall be deemed to be equivalent to continued employment for purposes of such Richmond County Options (and upon the completion of such consulting services, such Richmond County Options shall continue to vest and become exercisable over the period that they would have vested and become exercisable if the individual had continued consulting services for a full five years), (ii) shall not be subject to any condition, except as may be required under
applicable  securities  laws,  including,   without  limitation,  the  continued
retention by Richmond County of the holder thereof as a consultant, and (iii) shall be evidenced by a Richmond County Option Agreement in a form to be provided by Richmond County that is reasonably acceptable to South Jersey, and that shall provide for reasonable registration rights. No payment shall be made pursuant to SECTION 1.4(A) with respect to any portion of a South Jersey Option that is converted into a Richmond County Option as described in this paragraph.

            Section 1.5. Effect on Shares of Acquisition Sub Stock. Each share
                         -----------------------------------------
of common stock of Acquisition Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one share of the Surviving Corporation.

            Section 1.6. Certificate of Incorporation and Bylaws of the
                         ----------------------------------------------
Surviving Corporation. The certificate of incorporation and bylaws of South
---------------------
Jersey in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation from and after the Effective Time until amended as provided by law.

            Section 1.7. Directors and Officers of the Surviving Corporation.
                         ---------------------------------------------------
From and after the Effective Time, the directors and officers of South Jersey shall consist of the directors and officers of Acquisition Sub serving immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

            Section 1.8.  Bank Merger. Concurrently with or as soon as
                          -----------
practicable after the execution and delivery of this Agreement, Richmond County Savings Bank ("RICHMOND

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

COUNTY SAVINGS"), a wholly owned subsidiary of Richmond County, and South Jersey Savings and Loan Association ("SOUTH JERSEY SAVINGS"), a wholly owned subsidiary of South Jersey, shall enter into the Plan of Bank Merger, in the form attached hereto as Exhibit B, pursuant to which South Jersey Savings will merge with and

          ---------
into Richmond County Savings (the "BANK MERGER"). The parties hereto intend that the Bank Merger shall become effective on the Effective Date.

            Section 1.9. Alternative Structure. Notwithstanding anything to the
                         ---------------------
contrary contained in this Agreement, prior to the Effective Time, Richmond County may specify that the structure of the transactions contemplated by this Agreement be revised and the parties shall enter into such alternative transactions as Richmond County may determine to effect the purposes of this Agreement; PROVIDED, HOWEVER, that such revised structure shall not (i) alter or change the amount or kind of the Merger Consideration or (ii) materially impede or delay the receipt of any regulatory approval referred to in, or the consummation of the transactions contemplated by, this Agreement. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

            Section 1.10.  Dissenters' Rights. Notwithstanding any other
                           ------------------
provision of this Agreement to the contrary, shares of South Jersey Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have delivered to South Jersey a written demand for appraisal of the fair value of such shares in accordance with the DGCL (collectively, the "DISSENTERS' SHARES") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the fair value of such shares held by them in accordance with the provisions of the DGCL, except that all Dissenters' Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their dissenters' rights under the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in SECTION 1.3, of the South Jersey Certificate or South Jersey Certificates that, immediately prior to the Effective Time, evidenced such shares. South Jersey shall give Richmond County (i) prompt notice of any written demands for appraisal of the fair value of any shares of South Jersey Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by South Jersey relating to stockholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. South Jersey shall not, except with the prior written consent of Richmond County, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                         ------------------------------

            Section 2.1.  Disclosure Letters; Standards.
                          -----------------------------

            (a) On or prior to the execution and delivery of this Agreement, South Jersey and Richmond County each shall have delivered to the other a letter (each, its "DISCLOSURE LETTER") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of their respective representations and warranties (and making specific reference to the Section of this Agreement to which they relate) ; PROVIDED, that (a) no such fact, circumstance or event is required to be set forth in the Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards established by
SECTION 2.1(B), and (b) the mere inclusion of a fact, circumstance or event is a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in SECTION 8.1).

            (b) No representation or warranty of South Jersey or Richmond County contained in SECTION 2.2 or 2.3, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event, unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of SECTIONS 2.2 or 2.3, as applicable, there is reasonably likely to exist a Material Adverse Effect. South Jersey's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of Richmond County.

            Section 2.2. Representations and Warranties of South Jersey. South
                         ----------------------------------------------
Jersey represents and warrants to Richmond County that:

            (a)   Organization.
                  ------------

                  (i) South Jersey is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA").

                  (ii) South Jersey Savings is a savings and loan association duly organized and validly existing under the laws of the State of New Jersey. The deposits of South Jersey Savings are insured by the Savings Association
Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the extent provided in the Federal Deposit Insurance Act, as amended ("FDIA"). South Jersey Savings is a member of the Federal Home Loan Bank of New York ("FHLBNY").

                  (iii) South Jersey and South Jersey Savings each has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. South Jersey and South Jersey Savings are each duly qualified or licensed as a foreign corporation to transact business and are in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, each of which jurisdictions is listed in South Jersey's Disclosure Letter, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on South Jersey.

            (b)   Subsidiaries.
                  ------------

                  (i) South Jersey does not, directly or indirectly, own an equity interest representing 5% or more of any class of the capital stock or other equity interests in any corporation, partnership, joint venture or other entity other than South Jersey Savings.

                  (ii) South Jersey owns of record and beneficially all the capital stock of South Jersey Savings free and clear of any claims, liens, encumbrances or restrictions and there are no agreements or understandings with respect to the voting or disposition of any such shares. The outstanding shares of capital stock of South Jersey Savings have been validly authorized and are validly issued, fully paid and nonassessable.

                  (iii) South Jersey Savings does not hold any shares of its capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding (A) any options, warrants or other rights with respect to the capital stock of South Jersey Savings, (B) any securities convertible into or exchangeable for shares of such capital stock or any other debt or equity security of South Jersey Savings or (C) any other commitments of any kind for the issuance of additional shares of capital stock or other debt or equity security of South Jersey Savings or options, warrants or other rights with respect to such securities.

            (c)   Capital Structure.
                  -----------------

                  (i) The authorized capital stock of South Jersey consists of 14,000,000 shares of South Jersey Common Stock, and 1,000,000 shares of preferred stock, par value $0.01 per share ("SOUTH JERSEY PREFERRED STOCK").

                  (ii)  As of the date of this Agreement:

                        (A) 3,423,571 shares of South Jersey Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable;

                        (B) 379,343 shares of South Jersey Common Stock are reserved for issuance pursuant to outstanding South Jersey Options under the South Jersey Option Plan;

                        (C) 369,859 shares of South Jersey Common Stock are held by South Jersey in its treasury; and

                        (D) no shares of South Jersey Preferred Stock are outstanding or reserved for issuance.

                  (iii) Set forth in South Jersey's Disclosure Letter is a complete and accurate list of all outstanding South Jersey Options that have been granted by South Jersey, including the names of the optionees, dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to each grant. Following the Effective Time, no holder of South Jersey Options will have any right to receive shares of common stock of Richmond County upon the exercise of South Jersey Options except as provided in SECTION 1.4.

                  (iv) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of South Jersey may vote are issued or outstanding.

                  (v) Except as set forth in this SECTION 2.2(C), as of the date of this Agreement, (A) no shares of capital stock or other voting securities of South Jersey are issued, reserved for issuance or outstanding and (B) neither South Jersey nor South Jersey Savings has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating South Jersey or South Jersey Savings to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of South Jersey or obligating South Jersey or South Jersey Savings to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of South Jersey or South Jersey Savings to repurchase, redeem or otherwise acquire any shares of capital stock of South Jersey or South Jersey Savings.

            (d)   Authority.
                  ---------

                  (i) South Jersey has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of the Board of Directors of South Jersey, and no other corporate proceedings on the part of South Jersey are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of South Jersey Common Stock at South Jersey's Stockholder Meeting (as defined in SECTION 4.8). This Agreement has been duly and validly executed and delivered by South Jersey and constitutes a valid and binding obligation of South Jersey, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

                  (ii) South Jersey Savings has all requisite corporate power and authority to enter into the Plan of Bank Merger and to consummate the transactions contemplated thereby. The execution and delivery of the Plan of Bank Merger and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of South Jersey Savings and approved by South Jersey as the sole stockholder of South Jersey Savings. The Plan of Bank Merger, upon execution and delivery by South Jersey Savings, will be duly and validly executed and delivered by South Jersey Savings and will constitute a valid and binding obligation of South Jersey Savings, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

            (e)   Fairness Opinion.  South Jersey has received the written
                  ----------------
opinion of Sandler O'Neill & Partners, L.P., to the effect that, as of the date hereof, the Merger Consideration to be received by South Jersey's stockholders is fair, from a financial point of view, to such stockholders.

            (f)   No Violations; Consents.
                  -----------------------

                  (i) The execution, delivery and performance of this Agreement by South Jersey do not, and the consummation of the transactions contemplated by this Agreement will not, (A) assuming the consents and approvals referred to in
SECTION 2.2(F)(II) are obtained, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which South Jersey or South Jersey Savings (or any of their respective properties) is subject, (B) violate the certificate of incorporation or bylaws of South Jersey or the similar organizational documents of South Jersey Savings or (C) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of South Jersey or South Jersey Savings under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which South Jersey or South Jersey Savings is a party, or to which any of their respective properties or assets may be subject, except, in the case of (C), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on South Jersey.

                  (ii) Except for (A) the filing of an application with the Office of Thrift Supervision (the "OTS") under HOLA and approval of such application, (B) the filing of the Proxy Statement (as defined in SECTION 4.9) with the Securities and Exchange Commission ("SEC"), (C) the filing of a certificate of merger with the Delaware Secretary of State pursuant to the DGCL,
(D) the filing of any necessary notice or approval of the New Jersey Department of Banking and Insurance (the "NJBD"), and (E) the approval of the FDIC under the FDIA, no con sents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "GOVERNMENTAL ENTITY") or with any third party are necessary in connection with the execution and delivery by South Jersey of this Agreement or the consummation by South Jersey and South Jersey Savings of the Merger, the Bank Merger and the other transactions contemplated by this Agreement, including the Bank Merger. As of the date hereof, South Jersey knows of no reason pertaining to South Jersey why any of the approvals referred to in this SECTION 2.2(F) should not be obtained without the imposition of any material condition or restriction described in SECTION 5.1(B).

            (g)   Reports and Financial Statements.
                  --------------------------------

                  (i) South Jersey and South Jersey Savings have each timely filed all material reports, forms, registration statements and proxy or information statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1997 with
(A) the FDIC, (B) the OTS, (C) the NJBD, (D) the National Association of Securities Dealers, Inc., and (E) the SEC (collectively, "SOUTH JERSEY'S REPORTS") and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, none of South Jersey's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All of South Jersey's Reports filed with the SEC complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"), and the rules and regulations of the SEC promulgated thereunder.

                  (ii) Each of the financial statements of South Jersey included in South Jersey's Reports filed with the SEC complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements included in South Jersey's Reports were prepared from the books and records of South Jersey and South Jersey Savings, fairly present the consolidated financial position of South Jersey and South Jersey Savings in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of South Jersey and South Jersey Savings for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods covered thereby; PROVIDED, HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of cash flows and footnotes.

            (h) Absence of Certain Changes or Events. Except as disclosed in
                ------------------------------------
South Jersey's Reports filed with the SEC prior to the date of this Agreement, since December 31, 1998, (i) South Jersey and South Jersey Savings have not incurred any liability, except in the ordinary course of their business consistent with past practice, (ii) South Jersey and South Jersey Savings have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices, (iii) there has not been any event or occurrence that has had a Material Adverse Effect on South Jersey,
(iv) there has been no increase in the salary, compensation, pension or other benefits payable or to become payable by South Jersey or South Jersey Savings to any of their respective directors, officers or employees, other than in conformity with the policies and practices of such entity in the usual and ordinary course of its business and other than the award of stock options and/or restricted stock, (v) neither South Jersey nor South Jersey Savings has paid or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their directors, officers or employees, and (vi) there has been no change in any accounting principles, practices or methods of South Jersey or South Jersey Savings other than as required by GAAP.

            (i)  Absence of Claims. No litigation, controversy, claim, action,
                 -----------------
suit or other legal, administrative or arbitration proceeding before any court, governmental agency or arbitrator, other than in connection with routine foreclosure and collection claims against borrowers, is pending against South Jersey or South Jersey Savings and, to the knowledge of South Jersey, no such litigation, controversy, claim, action, suit or proceeding has been threatened. To the knowledge of South Jersey, there are no investigations, reviews or inquiries by any court or governmental agency pending or threatened against South Jersey or South Jersey Savings. There are no judgments, decrees, injunctions, orders or rules of any Governmental Entity or arbitrator outstanding against South Jersey or South Jersey Savings.

            (j)  Absence of Regulatory Actions. Since December 31, 1996, neither
                 -----------------------------
South Jersey nor South Jersey Savings has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank deposits ("GOVERNMENT REGULATORS"), or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

            (k) Taxes. All federal, state, local and foreign tax returns
                -----
required to be filed by or on behalf of South Jersey or South Jersey Savings have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by South Jersey or South Jersey Savings have been paid in full or adequate provision has been made for any such taxes on South Jersey's balance sheet (in accordance with GAAP). For purposes of this SECTION 2.2(K), the term "TAXES" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of South Jersey or South Jersey Savings, and no claim has been made by any authority in a jurisdiction where South Jersey or South Jersey Savings do not file tax returns that South Jersey or South Jersey Savings is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to South Jersey or South Jersey Savings have been paid in full or adequate provision has been made for any such taxes on South Jersey's balance sheet (in accordance with GAAP). Neither South Jersey nor South Jersey Savings has executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. South Jersey and South Jersey Savings have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and South Jersey and South Jersey Savings have timely complied with all applicable information reporting requirements under
Part III, Subchapter A of Chapter 61 of the Internal Revenue Code of 1986, as amended ("IRC"), and similar applicable state and local information reporting requirements. Neither South Jersey nor South Jersey Savings (i) has made an election under Section 341(f) of the IRC, or (ii) has issued or assumed any obligation under Section 279 of the IRC, any high yield discount obligation as described in Section 163(i) of the IRC or any registration-required obligation within the meaning of Section 163(f)(2) of the IRC that is not in registered form.

            (l)   Agreements.
                  ----------

                  (i) Except for this Agreement and the Option Agreement, South Jersey and South Jersey Savings are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), to be performed after the date hereof that has not been filed with or incorporated by reference in South Jersey's Reports.

                  (ii) South Jersey's Disclosure Letter lists any contract, arrangement, commitment or understanding (whether written or oral) to which South Jersey or South Jersey Savings is a party or is bound:

                        (A) with any executive officer or other key employee of South Jersey or South Jersey Savings the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving South Jersey or South Jersey Savings of the nature contemplated by this Agreement;

                        (B) with respect to the employment of any directors, officers employees or consultants;

                        (C) (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                        (D) containing covenants that limit the ability of South Jersey or South Jersey Savings to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, South Jersey (including any successor thereof) or South Jersey Savings may carry on its business (other than as may be required by law or any regulatory agency);

                        (E) pursuant to which South Jersey or South Jersey Savings may become obligated to invest in or contribute capital to any entity;

                        (F) not fully disclosed in the South Jersey's Reports that relates to borrowings of money (or guarantees thereof) by South Jersey or South Jersey Savings, other than in the ordinary course of business; or

                        (G) which is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $25,000 on an annual basis.

      To the knowledge of South Jersey, each of the agreements and other documents referenced in South Jersey's Disclosure Letter is a valid, binding and enforceable obligation of the parties sought to be bound thereby, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity. South Jersey has previously made available to Richmond County true and complete copies of each agreement and other documents referenced in South Jersey's Disclosure Letter.

                  (iii) Neither South Jersey nor South Jersey Savings is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of South Jersey, no other party to any such agreement (excluding any loan or extension of credit made by South Jersey or South Jersey Savings) is in default in any respect thereunder.

                  (iv) Each of South Jersey and South Jersey Savings owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, and neither South Jersey nor South Jersey Savings has received any notice of conflict with respect thereto that asserts the right of others. Each of South Jersey and South Jersey Savings has performed all the obligations required to be performed by it and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

            (m)  Labor Matters. South Jersey and South Jersey Savings are in
                 -------------
material compliance with all applicable laws respecting employment, retention of independent contractors and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. Neither South Jersey nor South Jersey Savings is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is South Jersey or South Jersey Savings the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment nor, to the knowledge of South Jersey, has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving South Jersey or South Jersey Savings pending or threatened.

            (n)   Employee Benefit Plans.
                  ----------------------

                  (i) South Jersey's  Disclosure  Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of South Jersey or South Jersey Savings (hereinafter referred to collectively as the "SOUTH JERSEY EMPLOYEE PLANS"). There has been no announcement or commitment by South Jersey or South Jersey Savings to create an additional South Jersey Employee Plan, or to amend any South Jersey Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such South Jersey Employee Plan. With respect to each South Jersey Employee Plan, South Jersey has previously made available to Richmond County a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the Internal Revenue Service ("IRS") for the most recent three plan years, if required to be filed, (B) such South Jersey Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such South Jersey Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such South Jersey Employee Plan, to the extent available, if the South Jersey Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such South Jersey Employee Plan is a South Jersey Pension Plan (as defined below) and any subsequent changes to the actuarial assumptions contained therein and (F) the most recent determination letter issued by the IRS if such South Jersey Employee Plan is a South Jersey Qualified Plan (as defined below).

                  (ii) There is no pending or threatened litigation, administrative action or proceeding relating to any South Jersey Employee Plan. All of the South Jersey Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the South Jersey Employee Plans which is likely to result in the imposition of any penalties or taxes upon South Jersey or South Jersey Savings under Section 502(i) of ERISA or Section 4975 of the IRC.

                  (iii) No liability to the Pension Benefit Guaranty Corporation has been or is expected by South Jersey or South Jersey Savings to be incurred with respect to any South Jersey Employee Plan which is subject to Title IV of ERISA ("SOUTH JERSEY PENSION PLAN"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by South Jersey or any entity which is considered one employer with South Jersey under Section 4001(b)(1) of ERISA or Section 414 of the IRC (an "ERISA AFFILIATE"). No South Jersey Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each South Jersey Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such South Jersey Pension Plan as of the end of the most recent plan year with respect to the respective South Jersey Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such South Jersey Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any South Jersey Pension Plan within the 12-month period ending on the date hereof. Neither South Jersey nor South Jersey Savings has provided, or is required to provide, security to any South Jersey Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither South Jersey, South Jersey Savings, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                  (iv) Each South Jersey Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "SOUTH JERSEY QUALIFIED PLAN") has received a favorable determination letter from the IRS, and South Jersey and South Jersey Savings are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each South Jersey Qualified Plan that is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the IRC and the regulations thereunder in all respects and any assets of any such

South Jersey Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness.

                  (v) Neither South Jersey nor South Jersey Savings has any obligations for post-retirement or post-employment benefits under any South Jersey Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. With respect to South Jersey or South Jersey Savings, for the South Jersey Employee Plans listed in South Jersey's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by South Jersey or South Jersey Savings to any person which is an "excess parachute payment" (as defined in Section 280G of the IRC), increase or secure (by way of a trust or other vehicle) any benefits payable under any South Jersey Employee Plan or accelerate the time of payment or vesting of any such benefit.

            (o)  Title to Assets. South Jersey's Disclosure Letter contains a
                 ---------------
complete and accurate list of all real property owned or leased by South Jersey or South Jersey Savings, including all properties of South Jersey or South Jersey Savings classified as "Real Estate Owned" or words of similar import (the "REAL PROPERTY"). Each of South Jersey and South Jersey Savings has good and marketable title to its properties and assets (including any intellectual property asset such as any trademark, service mark, trade name or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer whether real or personal, tangible or intangible, in each case free and clear of any liens, security interests, encumbrances, mortgages, pledges, restrictions, charges or rights or interests of others, except pledges to secure deposits and other liens incurred in the ordinary course of business. Each lease pursuant to which South Jersey or South Jersey Savings is lessee or lessor is valid and in full force and effect and neither South Jersey nor South Jersey Savings, nor, to the knowledge of South Jersey, any other party to any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of South Jersey and South Jersey Savings are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by South Jersey to be adequate for the current business of South Jersey and South Jersey Savings. To the knowledge of South Jersey, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way.

            (p)  Compliance with Laws. Each of South Jersey and South Jersey
                 --------------------
Savings has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of South Jersey have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity. Neither South Jersey nor South Jersey Savings is in violation of, is, to the knowledge of South Jersey, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on South Jersey.

            (q) Fees. Other than financial advisory services performed for South
                ----
Jersey by Sandler O'Neill & Partners, L.P. pursuant to an agreement dated February 28, 2000, a true and complete copy of which has been previously delivered to Richmond County, neither South Jersey nor South Jersey Savings, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for South Jersey or South Jersey Savings in connection with this Agreement or the transactions contemplated hereby.

            (r)   Environmental Matters.
                  ---------------------

                  (i)   With respect to South Jersey and South Jersey Savings:

                        (A) Each of South Jersey and South Jersey Savings, the Participation Facilities (as defined below), and, to the knowledge of South Jersey, the Loan Properties (as defined below) are, and have been, in substantial compliance with, and are not liable under, all Environmental Laws (as defined below);

                        (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of South Jersey, threatened, before any court, governmental agency or board or other forum against South Jersey or South Jersey Savings or any Participation Facility (1) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (2) relating to the presence of or release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by South Jersey or South Jersey Savings or any Participation Facility;

                        (C) To the knowledge of South Jersey, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or South Jersey or South Jersey Savings in respect of such Loan Property) (1) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (2) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property;

                        (D) To the knowledge of South Jersey, the properties currently owned or operated by South Jersey or South Jersey Savings (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

                        (E) Neither South Jersey nor South Jersey Savings has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                        (F) To the knowledge of South Jersey, there are no underground storage tanks on, in or under any properties owned or operated by South Jersey or South Jersey Savings or any Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by South Jersey or South Jersey Savings or any Participation Facility; and

                        (G) To the knowledge of South Jersey, during the period of (1) South Jersey's or South Jersey Savings' ownership or operation of any of their respective current properties or (2) South Jersey's or South Jersey Savings' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To the knowledge of South Jersey, prior to the period of (1) South Jersey's or South Jersey Savings' ownership or operation of any of their respective current properties or (2) South Jersey's or South Jersey Savings' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

                  (ii) The following definitions apply for purposes of this
SECTION 2.2(R):

                  "LOAN PROPERTY" means any property in which the applicable party (or a subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "PARTICIPATION FACILITY" means any facility in which the applicable party (or a subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "ENVIRONMENTAL LAW" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any Governmental Entity relating to (A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or
(B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes all federal, state and local laws, rules, regulations or requirements relating to the protection of the environment or health and safety, including, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

                  "HAZARDOUS MATERIAL" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

            (s)   Loan Portfolio; Allowance; Asset Quality.
                  ----------------------------------------

                  (i) With respect to each loan, lease, advance, credit enhancement, guarantee, other extension of credit, commitment and interest-bearing asset of South Jersey and South Jersey Savings (collectively, "LOANS") owned by South Jersey or South Jersey Savings in whole or in part:

                        (A) to the knowledge of South Jersey, the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                        (B) neither South Jersey nor South Jersey Savings, nor, to the knowledge of South Jersey, any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable loan file;

                        (C) South Jersey or South Jersey Savings is the sole holder of legal and beneficial title to each Loan (or South Jersey's or South Jersey Savings' applicable participation interest, as applicable), except as otherwise referenced on the books and records of South Jersey or South Jersey Savings;

                        (D) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                        (E) to the knowledge of South Jersey, there is no litigation or proceeding pending or threatened relating to the property that serves as security for a Loan that would have a Material Adverse Effect upon the related Loan; and

                        (F) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms.

                  (ii) The allowance for possible loan losses reflected in South Jersey's audited balance sheet at December 31, 1998 was, and the allowance for possible losses shown on the balance sheets in South Jersey's Reports for periods ending after December 31, 1998, in the opinion of management, was or will be adequate, as of the dates thereof, under GAAP.

                  (iii) South Jersey's Disclosure Letter sets forth a true and complete listing, as of December 31, 1999, of:

                        (A) all Loans that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import listed by category, including the amounts thereof;

                        (B) Loans (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on a non-accrual status, (3) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the Loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (4) where a specific reserve allocation exists in connection therewith, listed by category, including the amounts thereof; and

                        (C) Loans with any director, executive officer or five percent or greater stockholder of South Jersey or South Jersey Savings or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, including the amounts thereof.

                  (iv) To the knowledge of South Jersey, neither South Jersey nor South Jersey Savings is a party to any Loan that is in violation of any law, regulation or rule of any Governmental Entity. Any asset of South Jersey or South Jersey Savings that is classified as "Real Estate Owned" or words of similar import that is included in any non-performing assets of South Jersey or South Jersey Savings is listed in South Jersey's Disclosure Letter and is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; PROVIDED, HOWEVER, that "current" shall mean within the past 12 months.

            (t)   Deposits.   None of the deposits of South Jersey or South
                  --------
Jersey Savings is a "brokered" deposit.

            (u)  Anti-takeover Provisions Inapplicable. South Jersey and South
                 -------------------------------------
Jersey Savings have taken all actions required to exempt Richmond County, Acquisition Sub, the Agreement, the Merger, the Plan of Bank Merger, the Bank Merger and the Option Agreement from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state "anti-takeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

            (v) Material Interests of Certain Persons. No officer or director of
                -------------------------------------
South Jersey, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of South Jersey or South Jersey Savings.

            (w) Insurance. In the opinion of management, South Jersey and South
                ---------
Jersey Savings are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by South Jersey and South Jersey Savings are in full force and effect, South Jersey and South Jersey Savings are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

            (x)   Investment Securities; Derivatives.
                  ----------------------------------

                  (i) South Jersey's Disclosure Letter sets forth the book and market value as of December 31, 1999 of the investment securities, mortgage backed securities and securities held for sale of South Jersey and South Jersey Savings. South Jersey's Disclosure

Letter sets forth, with respect to such securities, descriptions thereof, CUSIP numbers, pool face values and coupon rates.

                  (ii) Except for Federal Home Loan Bank stock, pledges to secure Federal Home Loan Bank borrowings and restrictions that exist for securities to be classified as "held to maturity," none of the investment securities held by South Jersey or South Jersey Savings is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                  (iii) Neither South Jersey nor South Jersey Savings is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

            (y) Indemnification. Except as provided in the certificate of
                ---------------
incorporation or bylaws of South Jersey and the similar governing documents of South Jersey Savings, neither South Jersey nor South Jersey Savings is a party to any agreement that provides for the indemnification of any of its present or former directors, officers, or employees or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of South Jersey and, to the knowledge of South Jersey, there are no claims for which any such person would be entitled to indemnification under the certificate of incorporation or bylaws of South Jersey or the similar governing documents of South Jersey Savings, under any applicable law or regulation or under any indemnification agreement.

            (z)  Books and Records. The books and records of South Jersey and
                 -----------------
South Jersey Savings on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

            (aa)  Corporate Documents. South Jersey has previously furnished or
                  -------------------
made available to Richmond County a complete and correct copy of the certificate of incorporation, bylaws and similar governing documents of South Jersey and South Jersey Savings, as in effect as of the date of this Agreement. Neither South Jersey nor South Jersey Savings is in violation of its certificate of incorporation, bylaws or similar governing documents. The minute books of South Jersey and South Jersey Savings constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.

            (bb)  Proxy Statement. The information regarding South Jersey and
                  ---------------
South Jersey Savings to be included in the Proxy Statement filed by South Jersey with the SEC under the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (cc)  Community Reinvestment Act Compliance.  South Jersey Savings
                  -------------------------------------
is in material compliance with the applicable provisions of the Community Reinvestment Act ("CRA") and the regulations promulgated thereunder, and South Jersey Savings currently has a CRA rating of satisfactory or better. To the knowledge of South Jersey, there is no fact or circumstance or set of facts or circumstances that would cause South Jersey Savings to fail to comply with such provisions or cause the CRA rating of South Jersey Savings to fall below satisfactory.

            (dd)  Undisclosed Liabilities. As of the date hereof, neither South
                  -----------------------
Jersey nor South Jersey Savings has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) except for (i) liabilities reflected on or reserved against in the consolidated financial statements of South Jersey as of December 31, 1998, (ii) liabilities incurred since December 31, 1998 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on South Jersey and
(iii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with a proposed sale or merger of South Jersey.

            (ee)  Year 2000 Matters. South Jersey and South Jersey Savings have
                  -----------------
not experienced any data processing or other computer malfunctions related to processing date information on and after January 1, 2000 and none of the third party service providers or customers of South Jersey or South Jersey Savings have reported year 2000 data processing problems to South Jersey that, individually or in the aggregate, would have a Material Adverse Effect on South Jersey.

            (ff)  Liquidation Account. Neither the Merger nor the Bank Merger
                  -------------------
will result in any payment or distribution payable out of the liquidation account of South Jersey Savings established in connection with South Jersey Savings' conversion from mutual to stock form.

            Section 2.3. Representations and Warranties of Richmond County.
                         -------------------------------------------------
Richmond County represents and warrants to South Jersey that:

            (a)   Organization.
                  ------------

                  (i) Richmond County is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered as a savings and loan holding company under HOLA.

                  (ii) Richmond County Savings is a savings bank duly organized and validly existing under the laws of the State of New York. The deposits of Richmond County Savings are insured by the Bank Insurance Fund of the FDIC and the Savings Association Fund of the FDIC to the extent provided in the FDIA. Richmond County Savings is a member of the FHLBNY.

                  (iii) Each of Richmond County and Richmond County Savings has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. Each of Richmond County and Richmond County Savings is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Richmond County.

                  (iv) Acquisition Sub is a corporation, duly organized, validly existing and in good standing under the laws of Delaware, all of the outstanding capital stock of which is, or prior to the Effective Time will be, owned directly or indirectly by Richmond County free and clear of any lien, charge or other encumbrance. From and after its incorporation, Acquisition Sub has not and will not engage in any activities other than in connection with or as contemplated by this Agreement.

            (b)   Authority.
                  ---------

                  (i) Each of Richmond County and Acquisition Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions of the Boards of Directors of Richmond County and Acquisition Sub and no other corporate proceedings on the part of Richmond County or Acquisition Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement except for the approval of this Agreement and the Merger by Richmond County as the sole stockholder of Acquisition Sub. This Agreement has been duly and validly executed and delivered by each of Richmond County and Acquisition Sub and constitutes a valid and binding obligation of each of Richmond County and Acquisition Sub, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

                  (ii) Richmond County Savings has all requisite corporate power and authority to enter into the Plan of Bank Merger and to consummate the transactions contemplated thereby. The execution and delivery of the Plan of Bank Merger and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of Richmond County Savings and approved by Richmond County as the sole stockholder of Richmond County Savings. The Plan of Bank Merger, upon execution and delivery by Richmond County Savings, will be duly and validly executed and delivered by Richmond County Savings and will constitute a valid and binding obligation of Richmond County Savings, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

            (c)   No Violations; Consents.
                  -----------------------

                  (i) The execution, delivery and performance of this Agreement by Richmond County do not, and the consummation of the transactions contemplated hereby will not, constitute (A) assuming the consents and approvals referred to in SECTION 2.3(C)(II) are obtained, a violation of any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Richmond County or any of its subsidiaries (or any of their properties) is subject; (B) a violation of the certificate of incorporation or bylaws of Richmond County or any of its subsidiaries; or (C) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Richmond County under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Richmond County is a party, or to which any of its properties or assets may be subject, except, in the case of (C), for any such breaches, violations or defaults that wold not, individually or in the aggregate, have a Material Adverse Effect on Richmond County.

                  (ii) Except for (A) the filing of an application with the OTS, under HOLA, and approval of such application, (B) the approval of the Banking Board of the State of New York ("BANKING BOARD") under Section 143-b of the Banking Law of the State of New York ("BANKING LAW"), the approval of the Superintendent of Banks of the State of New York (the "SUPERINTENDENT") under
Section 601 of the Banking Law, and any other requirement of the Banking Board or the Superintendent, (C) the filing of any necessary notice or approval of the NJBD, (D) the approval of the FDIC under the FDIA, and (E) the filing of a certificate of merger with the Delaware Secretary of State pursuant to the DGCL, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by Richmond County and Acquisition Sub of this Agreement or the consummation by Richmond County, Richmond County Savings and Acquisition Sub of the Merger and the other transactions contemplated by this Agreement, including the Bank Merger. As of the date hereof, the executive officers of Richmond County know of no reason pertaining to Richmond County why any of the approvals referred to in this SECTION 2.3(C) should not be obtained without the imposition of any material condition or restriction described in SECTION 5.1(B).

            (d)  Absence of Claims. No litigation, proceeding, controversy,
                 -----------------
claim, action or suit or other legal, administrative or arbitration proceeding before any court, governmental agency or arbitrator is pending or has been threatened against Richmond County or its subsidiaries that would reasonably be expected to prevent, delay or adversely affect Richmond County's or Richmond County Savings' ability to consummate, or which seeks to prohibit the consummation of, the transactions contemplated by this Agreement.

            (e)  Absence of Regulatory Actions. Since December 31, 1996, neither
                 -----------------------------
Richmond County nor any of its subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

            (f) Proxy Statement. The information regarding Richmond County to be
                ---------------
supplied by Richmond County for inclusion in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (g)  Community Reinvestment Act Compliance. Richmond County Savings
                 -------------------------------------
is in material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and Richmond County Savings currently has a CRA rating of satisfactory or better. To the knowledge of Richmond County Savings, there is no fact or circumstance or set of facts or circumstances that would cause Richmond County Savings to fail to comply with such provisions or cause the CRA rating of Richmond County Savings to fall below satisfactory.

            (h)  Financing. Richmond County will have available to it, at the
                 ---------
Effective Time, immediately available funds necessary to pay the aggregate Merger Consideration and will use such funds for such purpose subject to the conditions of this Agreement.

            (i)   Reports and Financial Statements.
                  --------------------------------

                  (i) Richmond County has timely filed all material reports, together with any amendments required to be made with respect thereto, that they were required to file since June 30, 1999 with the SEC (collectively, "RICHMOND COUNTY'S REPORTS"). As of their respective dates, none of Richmond County's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All of Richmond County's Reports complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

                  (ii) Each of the financial statements of Richmond County included in Richmond County's Reports filed with the SEC complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements included in Richmond County's Reports were prepared from the books and records of Richmond County and its subsidiaries, fairly present the consolidated financial position of Richmond County and its subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of Richmond County and its subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; PROVIDED, HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of cash flows and footnotes.

            (j) Undisclosed Liabilities. As of the date hereof, neither Richmond
                -----------------------
County nor any of its subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) that is not reflected in Richmond County's Reports and that, either alone or when combined with all similar liabilities, would reasonably be expected to prevent Richmond County from consummating the transactions contemplated by this Agreement.

                                   ARTICLE III

                           CONDUCT PENDING THE MERGER

                           --------------------------

            Section 3.1. Conduct of South Jersey's Business Prior to the
                         -----------------------------------------------
Effective Time.  Except as expressly provided in this Agreement, during the
--------------
period from the date of this Agreement to the Effective Time, South Jersey shall, and shall cause South Jersey Savings to, use its best efforts to (i) conduct its business in the regular, ordinary and usual course consistent with past practice, (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of South Jersey or Richmond County to perform their respective covenants and agreements on a timely basis under this Agreement, (iv) take no action which would adversely affect or delay the ability of South Jersey, South Jersey Savings, Richmond County or Richmond County Savings to obtain any necessary approvals, consents or waivers of any Governmental Entity required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on South Jersey or South

Jersey Savings, (vi) maintain insurance in such amounts and against such risks and losses as are customary for companies engaged in a similar business, (vii) confer on a regular and frequent basis with one or more representatives of Richmond County to discuss, subject to applicable law, material operational matters and the general status of the ongoing operations of South Jersey and South Jersey Savings, (viii) promptly notify Richmond County of any material change in its business, properties, assets, condition (financial or otherwise) or results of operations, and (ix) promptly provide Richmond County with copies of all filings made by South Jersey or South Jersey Savings with any state or federal court, administrative agency, commission or other Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

            Section 3.2.  Forbearance by South Jersey. Without limiting the
                          ---------------------------
covenants set forth in SECTION 3.1 hereof, except as otherwise provided in this Agreement or the Option Agreement and except to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, South Jersey shall not, and shall not permit South Jersey Savings to, without the prior consent of Richmond County which consent shall not be unreasonably withheld:

            (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, advances from the FHLBNY, sales of certificates of deposit and entering into repurchase agreements);

            (b)   (i)   adjust, split, combine or reclassify any capital stock;

                  (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock. Notwithstanding the foregoing, South Jersey may pay to its shareholders a cash dividend during the second calendar quarter of 2000 at a rate not in excess of $0.09 per share of South Jersey Common Stock. In the event the Effective Date does not occur on or before August 15, 2000, South Jersey may also pay to its shareholders a cash dividend during the third calendar quarter of 2000 at a rate not in excess of $0.09 per share of South Jersey Common Stock and, in the event the Effective Date does not occur on or before October 31, 2000, South Jersey may also pay to its shareholders a cash dividend during the fourth calendar quarter of 2000 at a rate not in excess of $0.09 per share of South Jersey Common Stock;

                  (iii) grant any stock options or stock appreciation  rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

                  (iv) issue any additional shares of capital stock or any securities or obligations convertible or excisable for any shares of its capital stock except pursuant to (A) the exercise of South Jersey Options outstanding as of the date hereof or (B) the Option Agreement;

            (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than South Jersey Savings, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business or pursuant to contracts or agreements in force at the date of this Agreement;

            (d) except pursuant to contracts or agreements in force at the date hereof or as permitted by this Agreement, make any equity investment, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or entity other than the FHLBNY;

            (e) enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $20,000 per annum and other than contracts or agreements covered by SECTION 3.2(F);

            (f) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) in conformity with existing lending practices in amounts not to exceed an aggregate of $300,000 with respect to any individual borrower or (ii) loans or advances as to which South Jersey has a binding obligation to make such loan or advances as of the date hereof;

            (g) except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of South Jersey or South Jersey Savings, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

            (h)   (i)   increase in any manner the compensation or fringe
                        benefits of any of its employees or directors other than
                        in the ordinary course of
                        business  consistent  with past practice and pursuant to
                        policies   currently  in  effect  or  pay  any  pension,
                        retirement allowance or contribution not required by any existing plan or agreement to any such employees or directors;

                  (ii) become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director;

                  (iii) voluntarily accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation; or

                  (iv) elect to any senior executive office any person who is not a member of the senior executive officer team of South Jersey as of the date of this Agreement or elect to the Board of Directors of South Jersey any person who is not a member of the Board of Directors of South Jersey as of the date of this Agreement, or hire any employee with annual compensation in excess of $50,000;

            (i) settle any claim, action or proceeding involving money damages in excess of $50,000 or the imposition of any material restriction on the operations of South Jersey or South Jersey Savings;

            (j)   amend its certificate of incorporation or its bylaws;

            (k) restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

            (l) make any investment in any debt security, including mortgage-backed and mortgage-related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than five years;

            (m) make any capital expenditures other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

            (n) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

            (o) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article V not being satisfied or in a violation of any provision of this Agreement;

            (p) engage in any transaction that is not in the usual and ordinary course of business and consistent with past practices;

            (q) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; or

            (r) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this SECTION 3.2.

      Any request by South Jersey or response thereto by Richmond County shall be made in accordance with the notice provisions of SECTION 8.7 and shall note that it is a request pursuant to this SECTION 3.2.

            Section 3.3.  Conduct of Richmond County's Business Prior to the
                          --------------------------------------------------
Effective Time. Except as expressly provided in this Agreement, during the
--------------
period from the date of this Agreement to the Effective Time, Richmond County shall use its best efforts to (i) take no action which would materially adversely affect or delay the ability of South Jersey or Richmond County to perform their respective covenants and agreements on a timely basis under this Agreement, (ii) take no action which would adversely affect or delay the ability of South Jersey, South Jersey Savings, Richmond County or Richmond County Savings to obtain any necessary approvals, consents or waivers of any Governmental Entity required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction and (iii) take no action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article V not being satisfied or in violation of this Agreement.

                                   ARTICLE IV

                                    COVENANTS

                                    ---------

            Section 4.1. Acquisition Proposals.
                         ---------------------

            (a) From and after the date hereof until the termination of this Agreement, neither South Jersey nor any of its officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by South Jersey or South Jersey Savings), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or South Jersey Savings or any investment banker, financial advisor, attorney, accountant or other representative retained by South Jersey Savings to take any such action; PROVIDED, HOWEVER, that nothing contained in this SECTION 4.1 shall prohibit South Jersey or the Board of Directors of South Jersey from:

                  (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited written, bona fide proposal to acquire South Jersey pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that;

                        (A) the Board of Directors of South Jersey, after consultation with its independent financial advisor, determines that such proposal may be superior to the Merger from a financial point-of-view to South Jersey's stockholders;

                        (B) the Board of Directors of South Jersey, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of South Jersey to comply with its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "SUPERIOR PROPOSAL"); and

                        (C)   prior  to  furnishing  such   information  to,  or
                              entering into discussions or negotiations with, such person or entity, South Jersey:

                              (1) provides prompt notice to Richmond County to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity; and

                              (2)   receives from such person or entity an
                                    executed confidentiality agreement in
                                    reasonably customary form;

                  (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; or

                  (iii) failing  to  make  or   withdrawing   or  modifying  its
                        recommendation and entering into a Superior Proposal if there exists a Superior Proposal and the Board of Directors of South Jersey, after consultation with independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of South Jersey to comply with its fiduciary duties to stockholders under applicable law.

South Jersey shall notify Richmond County orally and in writing of any Acquisition Proposal (including, without limitation, the terms and conditions of any such Acquisition Proposal and the identity of the person making such Acquisition Proposal) as promptly as practicable (but, in any event, no later than 24 hours) after the receipt thereof and shall keep Richmond County informed of the status and details of any such Acquisition Proposal.

            (b) For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any of the following (other than the transactions contemplated hereunder) involving South Jersey or South Jersey Savings:

                  (i) any merger, consolidation, share exchange, business combination, or other similar transaction;

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of South Jersey or South Jersey Savings, taken as a whole, in a single transaction or series of transactions;

                  (iii) any tender  offer or  exchange  offer for 25% or more of the outstanding shares of capital stock of South Jersey or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; or

                  (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

            Section 4.2.  Certain Policies and Actions of South Jersey. At the
                          --------------------------------------------
request of Richmond County, South Jersey shall cause South Jersey Savings to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices after the date on which all regulatory and stockholder approvals required to consummate the transactions contemplated hereby are received, and after receipt of written confirmation from Richmond County that it is not aware of any fact or circumstance that would prevent completion of the Merger, and prior to the Effective Time; PROVIDED, HOWEVER, that South Jersey shall not be required to take such action more than 10 days prior to the Effective Date; and PROVIDED, FURTHER, that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations. South Jersey's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of SECTION 4.2.

            Section 4.3. Access and Information.
                         ----------------------

            (a) Upon reasonable notice, South Jersey shall (and shall cause South Jersey Savings to) afford Richmond County and its representatives (including, without limitation, directors, officers and employees of Richmond County and its affiliates and counsel, accountants and other professionals retained by Richmond County) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), contracts, properties, personnel and to such other information relating to South Jersey and South Jersey Savings as Richmond County may reasonably request; PROVIDED, HOWEVER, that no investigation pursuant to this
SECTION 4.3 shall affect or be deemed to modify any representation or warranty made by South Jersey in this Agreement. In furtherance, and not in limitation of the foregoing, South Jersey shall make available to Richmond County all information necessary and appropriate for the preparation and filing of all real property and real estate transfer tax returns and reports required by reason of the Merger or the Bank Merger.

            (b) South Jersey shall provide Richmond County with true, correct and complete copies of all financial and other information relating to the business or operations of South Jersey or South Jersey Savings that is provided to directors of South Jersey and South Jersey Savings in connection with meetings of their Boards of Directors or committees thereof; PROVIDED, HOWEVER, that not withstanding the foregoing, South Jersey shall not be required to provide Richmond County with any information regarding an Acquisition Proposal except as required by SECTION 4.1.

            (c) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (and 90 days in the case of the fourth fiscal quarter), South Jersey shall deliver to Richmond County its Quarterly and Annual Reports, as filed with the SEC under the Exchange Act. South Jersey shall deliver to Richmond County any Current Reports on Form 8-K promptly after filing such reports with the SEC and shall provide Richmond County with a copy of any press release promptly after such release is made available to the public.

            (d) Richmond County will not, and will cause its representatives not to, use any information obtained pursuant to this SECTION 4.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, Richmond County will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this SECTION 4.3 unless such information (i) was already known to Richmond County or an affiliate of Richmond

County, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to Richmond County or an affiliate of Richmond County from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of South Jersey or (iv) is or becomes readily ascertainable from published information or trade sources.

            (e) During the period of time beginning on the day application materials to obtain the requisite regulatory approvals for the Merger are initially filed and continuing to the Effective Time, including weekends and holidays, South Jersey shall cause South Jersey Savings to provide Richmond County and Richmond County Savings and their authorized agents and representatives full access to South Jersey Savings offices after normal business hours for the purpose of installing necessary wiring and equipment to be utilized by Richmond County Savings after the Effective Time; PROVIDED, that:

                  (i) reasonable advance notice of each entry shall be given to South Jersey Savings and South Jersey Savings approves of each entry, which approval shall not be unreasonably withheld;

                  (ii) South Jersey Savings shall have the right to have its employees or contractors present to inspect the work being done;

                  (iii) to the extent practicable,  such work shall be done in a
                        matter  that  will  not  interfere   with  South  Jersey
                        Savings' business conducted at any affected branch offices;

                  (iv) all such work shall be done in compliance with all applicable laws and government regulations, and Richmond County Savings shall be responsible for the procurement, at Richmond County Savings' expense, of all required governmental or administrative permits and approvals;

                  (v) Richmond County Savings shall maintain appropriate insurance satisfactory to South Jersey Savings in connection with any work done by Richmond County Savings' agents and representatives pursuant to this
                        SECTION 4.3;

                  (vi) Richmond County Savings shall reimburse South Jersey Savings for any material out-of-pocket costs or expenses reasonably incurred by South Jersey Savings in connection with this undertaking; and

                  (vii) in the event this  Agreement is terminated in accordance with Article VI hereof, Richmond County Savings, within a reasonable time period and at its sole cost and expense, will restore such offices to their condition prior to the commencement of any such installation.

            Section 4.4. Certain Filings, Consents and Arrangements.
                         ------------------------------------------

            (a) As soon as practicable after the date hereof, Richmond County shall use its reasonable best efforts to prepare and file all necessary applications, notices and filings to obtain all permits, consents, approvals and authorizations of all Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement, including the Bank Merger. South Jersey shall, upon request, furnish Richmond County with all information concerning South Jersey, South Jersey Savings, and South Jersey's directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any application, notice or filing made by or on behalf of Richmond County to any Governmental Entity in connection with the transactions contemplated by this Agreement and the Plan of Bank Merger.

            (b) As soon as practicable after the date hereof, South Jersey shall file an application with the NJBD, and shall take all other necessary and appropriate actions, to convert South Jersey Savings from a New Jersey chartered savings and loan association to a New Jersey chartered savings bank prior to the Effective Time; PROVIDED, HOWEVER, that South Jersey Savings shall not be required to complete such charter conversion until after receipt of the stockholder approval pursuant to SECTION 5.1(A) and all regulatory approvals pursuant to SECTION 5.1(B).

            (c) As soon as practicable after the date hereof, each of the parties hereto shall, and they shall cause their respective subsidiaries to, use its best efforts to obtain any consent, authorization or approval of any third party that is required to be obtained in connection with the Merger and the Bank Merger.

            Section 4.5. Antitakeover Provisions. South Jersey and South Jersey
                         -----------------------
Savings shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt Richmond County, Richmond County Savings, Acquisition Sub, the Agreement, the Plan of Bank Merger, the Merger and the Bank Merger from any provisions of an antitakeover nature contained in South Jersey's or South Jersey Savings' certificates of incorporation and bylaws, or similar governing documents, and the provisions of any federal or state antitakeover laws.

            Section 4.6. Additional Agreements. Subject to the terms and
                         ---------------------
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Merger (and if the Plan of Bank Merger is executed, the Bank Merger), as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

            Section 4.7. Publicity. The initial press release announcing this
                         ---------
Agreement shall be a joint press release and thereafter South Jersey and Richmond County shall consult with each other in issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

            Section 4.8. Stockholder Meeting. South Jersey shall take all action
                         -------------------
necessary, in accordance with applicable law and its certificate of incorporation and bylaws, to convene a meeting of its stockholders ("STOCKHOLDER MEETING") as promptly as practicable for the purpose of considering and voting on approval and adoption of this Agreement, the Merger and the other transactions provided for in this Agreement. Except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties as advised by such Board's counsel, the Board of Directors of South Jersey shall
(i) recommend at the Stockholder Meeting that the stockholders vote in favor of and approve the transactions provided for in this Agreement and (ii) use its reasonable best efforts to solicit such approvals.

            Section 4.9. Proxy Statement.
                         ---------------

            (a) For the purposes of holding the Stockholder Meeting, South Jersey shall prepare and file with the SEC as soon as practicable after the date hereof, a proxy statement satisfying all applicable requirements of the Exchange Act and the rules and regulations thereunder (such proxy statement in the form mailed by South Jersey to the South Jersey stockholders, the "PROXY STATEMENT"). Richmond County shall, upon request, furnish South Jersey with all information concerning Richmond County and its subsidiaries, directors, officers and stockholders as South Jersey may reasonably require in connection with the preparation of the Proxy Statement. South Jersey shall give Richmond County and its counsel the opportunity to review and comment on the Proxy Statement prior to its being filed with the SEC. South Jersey shall notify Richmond County promptly of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide promptly to Richmond County copies of all correspondence between South Jersey or any representative of South Jersey and the SEC. South Jersey shall give Richmond County and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. South Jersey agrees to use all reasonable efforts to respond promptly to all such comments of and requests by the SEC, to have the Proxy Statement cleared by the staff of the SEC as promptly as practicable and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of South Jersey Common Stock entitled to vote at the Stockholder Meeting at the earliest practicable time.

            (b) South Jersey and Richmond County shall promptly notify the other party if at any time it becomes aware that the Proxy Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, South Jersey and Richmond County shall cooperate with each other in the preparation of a supplement or amendment to such Proxy Statement which corrects such misstatement or omission and South Jersey shall mail an amended Proxy Statement to South Jersey's stockholders.

            Section 4.10. Notification of Certain Matters. South Jersey shall
                          -------------------------------
give prompt notice to Richmond County of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by South Jersey or South Jersey Savings subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of South Jersey and South Jersey Savings taken as a whole to which South Jersey or South Jersey Savings is a party or is subject; and (ii) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect with respect to South Jersey or which would have been required to be disclosed by South Jersey on a schedule to this Agreement had such event, condition, change or occurrence been known at the time such party delivered its disclosure schedules; PROVIDED, HOWEVER, that no notice provided pursuant to this SECTION 4.10 shall affect or be deemed to modify any representation or warranty made herein. Each of South Jersey and Richmond County shall give prompt notice to the other party of any (i) notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement and
(ii) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect at any time from the date hereof to the Effective Time or to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied in all material respects.

            Section 4.11. Employees, Directors and Officers.
                          ---------------------------------

            (a) All persons who are employees of South Jersey Savings immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a "CONTINUING EMPLOYEE") shall, at the Effective Time, become employees of Richmond County Savings; PROVIDED, HOWEVER, that in no event shall any of South Jersey's employees be officers of Richmond County Savings, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of Richmond County Savings. All of the Continuing Employees shall be employed at the will of Richmond County Savings and no contractual right to employment shall inure to such employees because of this Agreement.

            (b) For purposes of participation and vesting in the Richmond County Savings Bank Employee Stock Ownership Plan, each Continuing Employee shall be treated as a new employee of Richmond County. As soon as administratively practicable following the Effective Time, each Continuing Employee shall be eligible to participate in the Richmond County Savings Bank 401(k) Plan with full credit for prior service with South Jersey and South Jersey Savings for purposes of eligibility and vesting. As of the Effective Time, Richmond County shall make available employer-provided health and other employee welfare benefit plans to each Continuing Employee on the same basis as it provides such coverage to Richmond County employees except that any pre-existing condition, eligibility waiting period or other limitations or exclusions otherwise applicable under such plans to new employees shall not apply to a Continuing Employee or their covered dependents who were covered under a similar South Jersey plan on the Effective Date of the Merger.

            (c) Except as otherwise provided in this Agreement,  Richmond County agrees to honor in accordance with their terms all plans, contracts, arrangements, commitments or understandings disclosed in South Jersey's Disclosure Letter, including with respect to benefits which vest or are otherwise accrued or payable as a result of the consummation of the transactions contemplated by this Agreement. Set forth in South Jersey's Disclosure Letter in reasonable detail are estimates of the payments and benefits due under South Jersey's employment agreements, change in control agreements and severance plan. It is intended by Richmond County and South Jersey that the procedures and methodologies used in preparing such estimates shall be followed in determining the actual payments or benefits due under such agreements.

            (d) The South Jersey Savings and Loan Association Employee Stock Ownership Plan ("SOUTH JERSEY ESOP") shall be terminated as of, or prior to, the Effective Time. As of the Effective Time, all shares held by the South Jersey ESOP shall be converted in to the right to receive the Merger Consideration. As soon as administratively practicable following the Effective Time, all outstanding indebtedness of the South Jersey ESOP shall be repaid in full and the balance remaining with respect to unallocated shares previously held by the South Jersey ESOP shall be allocated and distributed to South Jersey ESOP participants as provided in the South Jersey ESOP, subject to receipt of a favorable determination letter from the IRS and unless otherwise required by applicable law. The South Jersey Savings and Loan Association Money Purchase Pension Plan ("SOUTH JERSEY PENSION PLAN") shall be terminated as of, or prior to, the Effective Time and, subject to receipt of a favorable determination letter from the IRS, distributions shall be made to participants as provided in the plan. Notwithstanding anything in this SECTION 4.11(D) to the contrary, distributions may be made to terminated employees of South Jersey or South Jersey Savings as soon as administratively practicable after the determination of final allocations and prior to the receipt of a determination letter from the IRS.

            (e) South Jersey shall use its best efforts to obtain from each holder of a South Jersey Option and to deliver to Richmond County at or before the Closing (as defined in SECTION 7.1) an agreement to the cancellation of such holder's South Jersey Options in exchange for a cash payment as described in
SECTION 1.4.

            (f) At the Effective Time, Messrs. Colacicco, DiPaolo, Sidebotham and Wampler and Ms. Brode shall each execute a consulting and/or noncompetition agreement in the form attached hereto as Exhibit C containing such terms for
                                         ---------
each individual as are set forth in South Jersey's Disclosure Letter.

            (g) The employees of South Jersey Savings shall be paid bonuses for 2000 pursuant to South Jersey's existing bonus program equal to the amounts payable to each such employee as a bonus for 1999 multiplied by a fraction, the numerator of which is the number of days in 2000 through and including the Closing Date and the denominator of which is 366, and such bonuses shall be paid at least five business days prior to the Closing Date. Set forth in South Jersey's Disclosure Letter is a list of bonuses paid by South Jersey Savings for 1999.

            (h) Employees of South Jersey Savings shall be entitled to receive payment for accrued but unused vacation days in accordance with South Jersey Savings' past practices, and any accrued but unused vacation days of employees of South Jersey Savings as of the Closing Date shall, at the employee's option, either be paid immediately prior to the Closing Date or taken as vacation time as soon as practicable following the Closing Date. Richmond County acknowledges and agrees that such vacation days shall include days that would otherwise have been accrued by South Jersey or South Jersey Savings on December 31, 2000 prorated for the portion of the calendar year 2000 through the Effective Date. South Jersey's Disclosure Letter sets forth, as of January 1, 2000, the number of earned but unused vacation days for each employee, the dollar amount that would be paid therefor, and the number of vacation days that each such employee is expected to accrue during 2000.

            (i) Richmond County agrees that South Jersey Savings may make contributions to the South Jersey ESOP and the South Jersey Savings Pension Plan prorated for the portion of the year 2000 through the Closing Date.

            Section 4.12. Indemnification.
                          ---------------

            (a) From and after the Effective Time through the sixth anniversary of the Effective Date, Richmond County (and any successor) agrees to indemnify and hold harmless each present and former director and officer of South Jersey and South Jersey Savings and each officer or employee of South Jersey and South Jersey Savings that is serving or has served as a director or trustee of another entity expressly at South Jersey's request or direction (each, an "INDEMNIFIED PARTY"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, and to advance any such Costs to each Indemnified Party as they are from time to time incurred, in each case to the fullest extent such Indemnified Party would have been permitted to be indemnified as a director, officer or employee of South Jersey and South Jersey Savings and under the DGCL (as in effect on the Effective Date).

            (b) Any  Indemnified  Party wishing to claim  indemnification  under
SECTION 4.12(A), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Richmond County thereof, but the failure to so notify shall not relieve Richmond County of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice Richmond County. In the event of any such claim, action, suit, proceeding or investigation: (i) Richmond County shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and Richmond County shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Richmond County does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between Richmond County and the Indemnified Party (and counsel for Richmond County does not disagree), the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and Richmond County shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, to be paid promptly as statements therefor are received; PROVIDED, HOWEVER, that Richmond County shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter; and (iii) Richmond County shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, or defenses available to, such Indemnified Party.

            (c) Richmond County shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this SECTION 4.12 to the fullest extent permitted by law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

            (d) Richmond County shall maintain South Jersey's existing directors and officers' insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by South Jersey's existing policy, including Richmond County's existing policy if its meets the foregoing standard) covering persons who are currently covered by such insurance for a period of three years after the Effective Date; PROVIDED, HOWEVER, that Richmond County shall not be required to expend annually for such insurance amounts in excess of 150% of the per annum premiums paid by South Jersey for the policy year that includes the date of this Agreement, and PROVIDED FURTHER, that if the annual premiums for such insurance exceed such 150% amount, then Richmond County shall be obligated to obtain the most advantageous coverage of directors' and officers' insurance obtainable for a cost not exceeding such 150% amount, and provided that the officers and directors of South Jersey may be required to make applications and provide customary representations and warranties to Richmond County's insurance carrier for the purpose of obtaining such insurance.

            (e) In the event Richmond County or any of its successors or assigns
(i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Richmond County assume the obligations set forth in this SECTION 4.12.

            (f) The provisions of this SECTION 4.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

            Section 4.13.  South Jersey Savings Charitable Foundation. South
                           ------------------------------------------
Jersey shall request the Board of Directors of the South Jersey Savings Charitable Foundation (the "FOUNDATION") to amend the Bylaws of the Foundation to increase the Board of Directors of the Foundation by two members and to appoint, as of the Effective Time, two members of the Board of Directors of Richmond County to fill the newly created vacancies.

                                    ARTICLE V

                           CONDITIONS TO CONSUMMATION

                           --------------------------

            Section 5.1. Conditions to Each Party's Obligations. The respective
                         --------------------------------------
obligations of each party to effect the Merger, the Bank Merger and any other transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

            (a)   Stockholder Approval.  This Agreement shall have been approved
                  --------------------
by the requisite vote of South Jersey's stockholders in accordance with applicable laws and regulations.

            (b)  Regulatory Approvals. All approvals, consents or waivers of any
                 --------------------
Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired;
PROVIDED, HOWEVER, that none of such approvals, consents or waivers shall contain any condition or requirement that would so materially and adversely impact the economic or business benefits to Richmond County of the transactions contemplated hereby that, had such condition or requirement been known, Richmond County would not, in its reasonable judgment, have entered into this Agreement.

            (c) No Injunctions or Restraints; Illegality. No party hereto shall
                ----------------------------------------
be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger or the Bank Merger and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger, the Bank Merger, or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or the Bank Merger.

            Section 5.2. Conditions to the Obligations of Richmond County. The
                         ------------------------------------------------
obligations of Richmond County to effect the Merger, the Bank Merger and any other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions:

            (a) Representations and Warranties; Performance of Obligations. Each
                ----------------------------------------------------------
of the obligations of South Jersey required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of South Jersey contained in this Agreement shall be true and correct, subject to SECTION 2.1, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), and Richmond County shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of South Jersey.

            (b) Third Party Consents. South Jersey shall have obtained the
                --------------------
consent or approval of each person (other than the governmental approvals or consents referred to in SECTION 5.1(B)) whose consent or approval shall be required in order to permit the succession by Richmond County to any obligation, right or interest of South Jersey under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which South Jersey or South Jersey Savings is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Richmond County or upon the consummation of the transactions contemplated hereby.

            (c)   Dissenters's Shares.  On the Closing Date, Dissenters' Shares
                  -------------------
shall not constitute more than 15% of the outstanding shares of South Jersey Common Stock.

            (d)  Charter Conversion. Prior to the Effective Time, South Jersey
                 ------------------
Savings shall have converted from a New Jersey chartered savings and loan association to a New Jersey chartered savings bank.

            (e) Good Standing and Other Certificates. Richmond County shall have
                ------------------------------------
received certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence of South Jersey and South Jersey Savings and such other documents and certificates to evidence fulfillment of the conditions set forth in SECTIONS 5.1 and 5.2 as Richmond County may reasonably require.

            Section 5.3. Conditions to the Obligations of South Jersey. The
                         ---------------------------------------------
obligations of South Jersey to effect the Merger, the Bank Merger and any other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions:

            (a) Representations and Warranties; Performance of Obligations. Each
                ----------------------------------------------------------
of the obligations of Richmond County required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Richmond County contained in this Agreement shall be true and correct, subject to SECTION 2.1, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), and South Jersey shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of Richmond County.

            (b) Deposit of Merger Consideration. Richmond County shall have
                -------------------------------
deposited with the Paying Agent sufficient cash to pay the aggregate Merger Consideration and South Jersey shall have received a certificate from the Paying Agent to such effect.

            (c)  Good Standing and Other Certificates. South Jersey shall have
                 ------------------------------------
received certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence of Richmond County and such other documents and certificates to evidence fulfillment of the conditions set forth in SECTIONS 5.1 and 5.3 as South Jersey may reasonably require.

                                   ARTICLE VI

                                   TERMINATION

                                   -----------

            Section 6.1. Termination. This Agreement may be terminated, and the
                         -----------
Merger abandoned, at or prior to the Effective Date, either before or after any requisite stockholder approval:

            (a) by the mutual consent of Richmond County and South Jersey in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; or

            (b) by either Richmond County or South Jersey, in the event of the failure of the stockholders of South Jersey to approve the Agreement at the Stockholder Meeting; PROVIDED,

HOWEVER, that South Jersey shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under SECTION 4.8 and SECTION 4.9; or

            (c) by either Richmond County or South Jersey, if either (i) any approval, consent or waiver of a governmental agency required to permit consummation of the transactions contemplated hereby shall have been denied or
(ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

            (d) by either Richmond County or South Jersey, in the event that the Merger is not consummated by December 31, 2000, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; or

            (e) by either Richmond County or South Jersey (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance is material in the context of the transactions contemplated by this Agreement, or (ii) any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in this Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party; or

            (f) by Richmond County, if the Board of Directors of South Jersey does not publicly recommend in the Proxy Statement that stockholders approve and adopt this Agreement and the Merger or if, after recommending in the Proxy Statement that stockholders approve and adopt this Agreement and the Merger, the Board of Directors of South Jersey shall have withdrawn, qualified or revised such recommendation in any respect materially adverse to Richmond County.

            Section 6.2. Effect of Termination. In the event of termination of
                         ---------------------
this Agreement by either Richmond County or South Jersey prior to the consummation of the Merger as provided in SECTION 6.1, this Agreement shall forthwith become void and have no effect except (i) the obligations of the parties under SECTIONS 4.3 (with respect to confidentiality), and 8.6 shall survive any termination of this Agreement and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                   ARTICLE VII

                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME
                   ------------------------------------------

            Section 7.1. Effective Date and Effective Time. The closing of the
                         ---------------------------------
transactions contemplated hereby ("CLOSING") shall take place at the offices of Muldoon, Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Washington, DC 20016, unless another place is agreed to by Richmond County and South Jersey, on a date designated by Richmond County ("CLOSING DATE") that is no later than 14 days following the date on which the expiration of the last applicable waiting period in connection with notices to and approvals of governmental authorities shall occur and all conditions to the consummation of this Agreement are satisfied or waived (excluding conditions that, by their nature, cannot be satisfied until the Closing Date), or on such other date as may be agreed to by the parties. Prior to the Closing Date, Acquisition Sub and South Jersey shall execute a certificate of merger in accordance with all appropriate legal requirements, which shall be filed as required by law on the Closing Date, and the Merger provided for therein shall become effective upon such filing or on such date as may be specified in such certificate of merger. The date of such filing or such later effective date as specified in the certificate of merger is herein referred to as the "EFFECTIVE DATE." The "EFFECTIVE TIME" of the Merger shall be as set forth in the certificate of merger.

            Section 7.2. Deliveries at the Closing. Subject to the provisions of
                         -------------------------
Articles V and VI, on the Closing Date there shall be delivered to Richmond County and South Jersey the documents and instruments required to be delivered under Article V.

                                  ARTICLE VIII

                              CERTAIN OTHER MATTERS

                              ---------------------

            Section 8.1. Certain Definitions; Interpretation.   As used in this
                         -----------------------------------
 Agreement, the following terms shall have the meanings indicated:

            "MATERIAL" means material to Richmond County or South Jersey (as the case may be) and its respective subsidiaries, taken as a whole.

            "MATERIAL ADVERSE EFFECT" means an effect which is material and adverse to the business, financial condition or results of operations of South Jersey and South Jersey Savings taken as a whole or Richmond County and its subsidiaries taken as a whole, as the case may be; PROVIDED, HOWEVER, that any such effect resulting from any (i) changes in laws, rules or regulations or GAAP or regulatory accounting requirements or interpretations thereof that apply to South Jersey and South Jersey Savings or Richmond County and Richmond County Savings, as the case may be, or to similarly situated financial and/or depository institutions or
      (ii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates shall not be considered in determining if a Material Adverse Effect has occurred.

            "KNOWLEDGE" shall mean, with respect to a party hereto, actual knowledge of any of the members of the Board of Directors of that party or any officer of that party with the title ranking not less than senior vice president.

            "PERSON" includes an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization.

            When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

            Section 8.2. Survival. Only those agreements and covenants of the
                         --------
parties that are by their terms applicable in whole or in part after the Effective Time, including SECTIONS 4.3, 4.11 and 4.12 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

            Section 8.3. Waiver; Amendment. Prior to the Effective Time, any
                         -----------------
provision of this Agreement may be (i) waived in writing by the party benefitted by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of South Jersey, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of South Jersey Common Stock or contravene any provision of the DGCL or the New Jersey, New York and federal banking laws, rules and regulations.

            Section 8.4. Counterparts. This Agreement may be executed in
                         ------------
counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

            Section 8.5. Governing Law. This Agreement shall be governed by, and
                         -------------
interpreted in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles.

            Section 8.6. Expenses. Each party hereto will bear all expenses
                         --------
incurred by it in connection with this Agreement and the transactions contemplated hereby.

            Section 8.7. Notices. All notices, requests, acknowledgments and
                         -------
other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

            If to South Jersey, to:

                        South Jersey Financial Corporation, Inc.
                        4651 Route 42
                         Turnersville, New Jersey 08012

                            Attn: Robert J. Colacicco

                            Facsimile: (856) 629-3095

            With copies to:

                        Douglas J. McClintock, Esq.
                        Thacher Proffitt & Wood
                        Two Wold Trade Center
                        39th Floor
                        New York, New York 10048
                        Facsimile: (212) 432-2898

            If to Richmond County, to:

                         Richmond County Financial Corp.

                        1214 Castleton Avenue

                          Staten Island, New York 10310

                            Attn: Michael F. Manzulli

                            Facsimile: (718) 390-0224

            With copies to:

                        Douglas P. Faucette, Esq.
                        Eric S. Kracov, Esq.
                        Muldoon, Murphy & Faucette LLP
                        5101 Wisconsin Avenue, N.W.
                        Washington, D.C.  20016
                        Facsimile:  (202) 966-9409

            Section 8.8. Entire Agreement; etc. This Agreement, together with
                         ----------------------
the Plan of Bank Merger, the Exhibits and Disclosure Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for SECTIONS 4.11 and 4.12, which confer rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            Section 8.9. Successors and Assigns; Assignment. This Agreement
                         ----------------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                    RICHMOND COUNTY FINANCIAL CORP.

                                    By:   /s/ Michael F. Manzulli
                                          --------------------------------------
                                          Michael F. Manzulli
                                          Chairman and Chief Executive Officer

                                    RICHMOND COUNTY ACQUISITION, INC.

                                    By:   /s/ Anthony E. Burke
                                          --------------------------------------
                                          Anthony E. Burke
                                          President and Chief Operating Officer

                                    SOUTH JERSEY FINANCIAL CORPORATION, INC.

                                    By:   /s/ Robert J. Colacicco
                                          --------------------------------------
                                          Robert J. Colacicco
                                          President and Chief Executive Officer